EXHIBIT 99.1

News Release	News Release	News Release	News Release

FOR IMMEDIATE RELEASE

Media Contact:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832

Investors/Analysts Contacts:
Rosie C. Perez, rosario.c.perez@aexp.com, +1.212.640.5574
Melanie L. Michel, melanie.l.michel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS SECOND-QUARTER EARNINGS PER SHARE OF $2.07

STRONG REVENUE GROWTH REFLECTS HIGHER CARD MEMBER SPENDING, LOANS AND CARD FEES

COMPANY REAFFIRMS 2019 OUTLOOK

(Millions, except percentages and per share amounts)

	Quarters Ended June 30,			Six Months Ended June 30,
	2019	2018	Percentage Inc/(Dec)	2019	2018	Percentage Inc/(Dec)
Total Revenues Net of Interest Expense	$10,838	$10,002	8	$21,202	$19,720	8
Net Income	$1,761	$1,623	9	$3,311	$3,257	2
Diluted Earnings Per Common Share[1]	$2.07	$1.84	13	$3.87	$3.70	5
Adjusted Diluted Earnings Per Common Share[2]	$2.07	$1.84	13	$4.07	$3.70	10
Average Diluted Common Shares Outstanding	836	862	(3)	839	862	(3)

New York – July 19, 2019 - American Express Company (NYSE: AXP) today reported second-quarter net income of $1.8 billion, up 9 percent from $1.6 billion a year ago.  Diluted earnings per share was $2.07, up 13 percent from $1.84 per share a year ago.

Second-quarter consolidated total revenues net of interest expense were $10.8 billion, up 8 percent from $10.0 billion a year ago.  Excluding the impact of foreign exchange rates, adjusted revenues net of interest expense grew 10 percent.3 The increases reflected higher Card Member spending, loans and card fees.

Consolidated provisions for losses were $861 million, up 7 percent from $806 million a year ago. The increase reflected higher net lending write-offs driven by loan growth.

Consolidated expenses were $7.8 billion, up 9 percent from $7.1 billion a year ago.  The rise reflected, in part, growth in rewards and other customer engagement costs driven by increased Card Member spending, higher usage of card benefits and continued investments in cobrand partnerships.  Operating expenses were up 7 percent from a year ago.4

The consolidated effective tax rate was 21 percent, down from 22 percent a year ago.

"We continued the broad-based momentum throughout our business with the eighth straight quarter of FX-adjusted revenue growth at 8 percent or better," said Steve Squeri, chairman and chief executive officer.  "Once again, our performance was driven by a well-balanced mix of spending volumes, lending income and card fees.

"FX-adjusted Card Member spending was up 7 percent, led by consumers.  This spending is occurring against the backdrop of an economy that is growing at a steady, but modest pace relative to 2018.  Total loans grew 11 percent, with over 60 percent of that increase coming from our existing customers.  Credit performance continued at industry-leading levels.

"We continued to enhance the benefits and services we offer and that helped us add 2.9 million new proprietary cards this quarter. Nearly seventy percent of those new consumer cards we acquired this quarter carry an annual fee – a strong sign that Card Members appreciate and are willing to pay for premium value.

"I feel very good about the power of our business model and our returns on the investments we've been making to drive share, scale and relevance.  Given this quarter's solid results, and all that we've achieved during the first half of the year, we are reaffirming our 2019 financial guidance of 8 to 10 percent revenue growth and full-year results that are in line with our EPS range."5

The company also plans to continue returning a significant portion of the capital it generates to shareholders and expects to increase the regular quarterly dividend on its common shares outstanding to 43 cents per share from 39 cents beginning with the third quarter 2019, subject to approval by the company's board of directors.

Global Consumer Services Group reported second-quarter net income of $738 million, down 4 percent from $770 million a year ago.

Total revenues net of interest expense were $5.8 billion, up 10 percent from $5.3 billion a year ago. The rise primarily reflected higher loans, Card Member spending and card fees.

Provisions for losses totaled $650 million, up 15 percent from $565 million a year ago. The increase reflected higher net lending write-offs driven by loan growth.

Total expenses were $4.3 billion, up 13 percent from $3.8 billion a year ago.  The rise reflected, in part, growth in rewards expenses and other customer engagement costs driven by increased Card Member spending, higher usage of card benefits and continued investments in cobrand partnerships.

The effective tax rate was 19 percent, down from 20 percent a year ago.

Global Commercial Services reported second-quarter net income of $644 million, up 14 percent from $564 million a year ago.

Total revenues net of interest expense were $3.4 billion, up 7 percent from $3.2 billion a year ago. The increase primarily reflected higher Card Member spending.

Provisions for losses totaled $206 million, down 12 percent from $235 million a year ago. The decrease reflected higher net losses in the prior year, largely in the charge card portfolio, partially offset by growth in loans and receivables.

Total expenses were $2.4 billion, up 7 percent from $2.2 billion a year ago. The rise reflected, in part, growth in rewards expenses and other customer engagement costs driven by increased Card Member spending, higher usage of card benefits and continued investments in cobrand partnerships.

The effective tax rate was 20 percent, down from 21 percent a year ago.

Global Merchant and Network Services reported second-quarter net income of $632 million, up 16 percent from $543 million a year ago.

Total revenues net of interest expense were $1.7 billion, up 5 percent from $1.6 billion a year ago. The increase reflected higher worldwide Card Member spending.

Total expenses were $823 million, down 2 percent from $838 million a year ago.

The effective tax rate was 25 percent, down from 27 percent a year ago.

Corporate and Other reported second-quarter net loss of $253 million, unchanged from a year ago.

Notes:

1
Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $13 million and $12 million for the three months ended June 30, 2019 and 2018, respectively, and $24 million and $25 million for the six months ended June 30, 2019 and 2018, respectively, and (ii) dividends on preferred shares of $19 million and $20 million for the three months ended June 30, 2019 and 2018, respectively, and $40 million and $41 million for the six months ended June 30, 2019 and 2018, respectively.

2
Adjusted diluted earnings per common share, a non-GAAP measure, excludes the impact of a litigation-related charge in Q1'19. See Appendix I for a reconciliation to EPS on a GAAP basis. Management believes adjusted EPS is useful in evaluating the ongoing operating performance of the company.

3
As reported in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2019 apply to the period(s) against which such results are being compared). Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.  FX-adjusted revenues constitute non-GAAP measures.

4	Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, and other expenses.
5
The company's 2019 EPS guidance on a GAAP basis, which includes the impact of a litigation-related charge in Q1'19, is between $7.64 and $8.14.  The 2019 adjusted EPS guidance, a non-GAAP measure, is between $7.85 and $8.35. See Appendix I for a reconciliation. Management believes the presentation of adjusted EPS guidance is useful in evaluating the ongoing operating performance of the company.

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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success.  Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, Accertify, InAuth, corporate card, business travel, and corporate responsibility.

This earnings release should be read in conjunction with the company's statistical tables for the second quarter 2019, available on the American Express website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.

An investor conference call will be held at 8:30 a.m. (ET) today to discuss second-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address American Express Company's current expectations regarding business and financial performance, including management's outlook for 2019, among other matters, contain words such as "expect," "anticipate," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
the company's ability to achieve its 2019 earnings per common share outlook, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations, the company's ability to control operating expense growth and generate operating leverage, and the company's ability to continue executing its share repurchase program; any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs as well as the following: issues impacting brand perceptions and the company's reputation; the impact of any future contingencies, including, but not limited to, restructurings, impairments, changes in reserves, legal costs, the imposition of fines or civil money penalties and increases in Card Member reimbursements; the amount and efficacy of investments in customer engagement; changes in interest rates beyond current expectations; a greater impact from new or renegotiated cobrand agreements than expected, which could be affected by spending volumes and customer acquisition; and the impact of regulation and litigation, which could affect the profitability of the company's business activities, limit the company's ability to pursue business opportunities, require changes to business practices or alter the company's relationships with partners, merchants and Card Members;

•
the ability of the company to achieve its 2019 revenue growth outlook, which could be impacted by, among other things, weakening economic conditions in the United States or internationally; a decline in consumer confidence impacting the willingness and ability of Card Members to sustain and grow spending and revolve balances; a slowdown in corporate spending; growth in Card Member loans and the yield on Card Member loans not remaining consistent with current expectations; the average discount rate changing by a greater amount than expected; the strengthening of the U.S. dollar beyond expectations; Card Members continuing to be attracted to the company's premium card products; and the company's inability to address competitive pressures and implement its strategies and business initiatives, including within the premium consumer segment, commercial payments, the global network and digital environment;

•
changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices charged to merchants that accept American Express cards, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;

•
the growth of provisions for losses being higher or lower than current expectations, which will depend in part on changes in the level of loan and receivable balances and delinquency and write-off rates as well as in macroeconomic factors like unemployment rates and the volume of bankruptcies, newer vintages performing as expected, credit performance of non-card lending products, collections capabilities and recoveries of previously written-off loans and receivables, and the implementation of new accounting guidance;

•
cost of Card Member services growing inconsistently from expectations, which will depend in part on an inability to cost-effectively enhance card products and services; the degree of interest of Card Members in the value proposition offered by the company; increasing competition, which could result in additional benefits and services; the company's ability to enhance card products and services to make them attractive to Card Members; and the pace and cost of the expansion of the company's global lounge collection;

•
the actual amount to be spent on marketing and business development, as well as the timing of any such spending, which will be based in part on management's assessment of competitive opportunities; overall business performance, corporate and GNS billings and changes in macroeconomic conditions; costs related to advertising and Card Member acquisition; the company's ability to continue to shift Card Member acquisition to digital channels; contractual obligations with business partners and other fixed costs and commitments, including as a result of partnership renegotiations; management's ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities; and the company's ability to realize efficiencies, optimize investment spending and control expenses to fund such spending;

•
the company's ability to control operating expense growth, which could be impacted by increases in costs, such as cyber, fraud or compliance expenses or consulting, legal and other professional fees, including as a result of increased litigation or internal and regulatory reviews; higher than expected employee levels; an inability to innovate efficient channels of customer interactions, such as chat supported by artificial intelligence, or customer acquisition; the impact of changes in foreign currency exchange rates on costs; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; management's decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities; and the level of M&A activity and related expenses;

•
changes affecting the company's plans regarding the return of capital to shareholders through dividends and share repurchases, which will depend on factors such as capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and approval of the company's capital plans; the amount of capital required to support asset growth; the amount the company spends on acquisitions of companies; the company's results of operations and financial condition; and the economic environment and market conditions in any given period;

•
the possibility that the company will not execute on its plans to expand merchant coverage, which will depend in part on the success of the company, OptBlue merchant acquirers and GNS partners in signing merchants to accept American Express, which could be impacted by the value propositions offered by the company to merchants and merchant acquirers for card acceptance, as well as the awareness and willingness of Card Members to use American Express cards at merchants and of those merchants who agree to accept American Express cards to do so;

•
the ability of the company to increase Card Member engagement with the Amex app and expand contactless capabilities, which will depend on the company's success in evolving its systems and platforms, introducing new features and offering attractive value propositions to Card Members to incentivize the use of and enhance satisfaction with the company's digital channels and contactless payments, successfully integrating acquired platforms, and building partnerships and executing programs with other companies, all of which will be impacted by investment levels, new product innovation and infrastructure development;

•
a failure in or breach of the company's operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt its operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;

•
legal and regulatory developments, which could require the company to make fundamental changes to many of its business practices, including its ability to continue certain cobrand and agent relationships in their current form in the EU; exert further pressure on the average discount rate and GNS volumes; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations, or ability to pay dividends or repurchase stock; or result in harm to the American Express brand; and

•
factors beyond the company's control such as changes in global economic and business conditions, consumer and business spending generally, the availability and cost of capital, unemployment rates, geopolitical conditions, Brexit, trade policies, foreign currency rates and interest rates, as well as fire, power loss, disruptions in telecommunications, severe weather conditions, natural and man-made disasters, health pandemics or terrorism, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company's business and its results of operations or disrupt the company's global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in American Express Company's Annual Report on Form 10-K for the year ended December 31, 2018, the company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2019 and the company's other reports filed with the Securities and Exchange Commission.

American Express Company
Appendix I
Reconciliations of Adjustments

	Q2'19 YTD	Q2'18 YTD	Percentage Inc/(Dec)
Diluted earnings per common share	$3.87	$3.70	5
Litigation-related charge (pre-tax)	0.26	—
Tax impact of litigation-related charge	(0.06)	—
Net Impact of Q1'19 litigation-related charge(a)	0.20	—
Adjusted diluted earnings per common share	$4.07	$3.70	10

	2019 EPS Range
GAAP EPS Outlook	$7.64	$8.14
Litigation-related charge (pre-tax)	0.27	0.27
Tax impact of litigation-related charge	(0.06)	(0.06)
Net Impact of Q1'19 litigation-related charge(a)	0.21	0.21
Adjusted EPS Outlook	$7.85	$8.35

a	The difference between the net impact of the Q1'19 litigation-related charge on Q2'19 YTD EPS and the 2019 GAAP EPS Outlook is due to the average common shares outstanding for each respective period.